Exhibit 99.1

HeartWare Limited (ASX:HTW) » David McIntyre Chief Financial Officer Extraordinary General Meeting 11 July 2008 » Corporate Update

Topics Market Opportunity Recap Business Updates International Clinical Trial US Clinical Trial Pipeline Products Upcoming Milestones

Heart Failure is a significant problem for society A degenerative and terminal disease Affects over 20 million people globally (5+ million in the US) 1 million new cases diagnosed every year 300,000 deaths per year in the US At least 1 million patients in NYHA Class IV, the end-stage of the disease In the US, heart failure represents Medicare's greatest area of spending Estimated annual cost of $35B in 2004 1.1M hospital discharges; up 171% since 1979 Source: Circulation, AHA update, January 2008 Heart Failure Society of America / NHLBI

LVAD's are the only viable option for most Heart transplantation is a proven therapy, but availability is severely limited Fewer than 4,000 donor hearts annually Many patients ineligible for transplantation Alternative therapies not delivering on initial promise Drugs & pacing do not halt disease progression Surgical techniques and other devices have not addressed the need Cell therapy is in its infancy and has mixed results LVAD's provide the only therapy that has been proven to rehabilitate patients from NYHA Class IV to Class 1

The HeartWare Left Ventricular Assist System Miniaturized implantable blood pump (50cc / 140g) The only centrifugal pump designed to be implanted in the chest, directly adjacent to the heart Capable of producing up to 10 L/Min of flow Only one moving part Hybrid magnetic / hydrodynamic suspension mechanism Wearless system designed for long-term reliability Advanced battery and peripherals Custom surgical tools facilitating a rapid implant procedure

Pericardial placement – a key differentiator

Pericardial (HeartWare)



Abdominal (Others)


CAUTION: Investigational Device. Limited by Federal (USA) law to investigational use only.

Reprinted with permission from Thoratec Corporation

- *No abdominal surgery*
- *No pump pocket drains*
- *No pump pocket infections*
- *No GI distress related to abdominal organ pressure*

- *Reduced procedural invasiveness and complexity*
- *Short pump implant time*
- *Low procedural morbidity*
- *Promises reduced recovery time*


Thoratec HeartMate II
Thoratec HeartMate XVE
HeartWare HVAD

6

International clinical trial - overview Trial enrolment completed August 2007 (20 patients) Extension approved to allow up to 50 patients Primary endpoint is survival to 180 days or transplant Submission of Technical Dossier expected Q3 2008, CE mark anticipated Q4 2008

Dr George Wieselthaler, Principal Investigator at Vienna General Hospital, with three of his HeartWare patients 40 patients enrolled to date Cumulative support - approx 9,000 days (24+ yrs) Average support - 225 days per patient >91% survival (of first 28 patients, 26 have successfully passed trial endpoint) Total transplants to date - 9 Average support days per transplant - 283 days Recovery patients - 2 Longest supported patient - 558 days Patients supported >12 months - 10 International clinical trial - status update

International clinical trial - data for first 23 patients presented at ISHLT *Presented by G Wieselthaler, MD at the ISHLT Annual Meeting, Boston, MA, April 12, 2008 At 180 days: Survival - 91% Transplant- 10% Recovery - 0% Death - 9%

US clinical trial - overview Received conditional approval for BTT protocol on 1 May 2008 No safety phase required; directly to pivotal 150 patients at a maximum 28 centers Utilizing NIH funded control arm (Intermacs Registry) Immediate patient discharge permitted Expect first patient July / August

Finalizing clinical trial contract arrangements with 10+ lead centres CMS reimbursement running in parallel Very few remaining conditions with conditional IDE 3 sites trained 4 additional sites scheduled for training over next 6 weeks US clinical trial - initial sites

Product pipeline - pump miniaturization Procedure Surgical Minimally Invasive Catheter Delivery System Flow 10 L/min 7 L/min 3 L/min Patient Class Late Class IV Class III & IV Class III Treatable Pop. 100,000 350,000 1,000,000 Current status: IDE Preclinical studies Prototype and exploratory HVADTM IV-VAD MVADTM

MVAD showing promise and versatility Developing implant techniques that avoid sternotomy MVAD seems to work wherever we place it Goals are Small incision Decrease complications Increase number of patients who can benefit Will select "winner" in 2008 Full project kick off in 2009 First human implant target < 24 months

Transcutaneous Energy Transfer showing significant progress Enables transfer of energy and information across the skin Replaces driveline cable and eliminates risk of driveline complications Enables patient to be un-tethered from the charging system for extended periods Successfully demonstrated feasibility; now refining performance attributes Product pipeline - TET System

Key Milestones Milestone Timing Status Submissions of IDE to US FDA Q4 2007 Extension of International Trial to allow additional implants Q4 2007 Approval to Commence US trial Capital raising Commission new manufacturing facility Q2 2008 Q2 2008 Q3 2008 On Target Submission of Technical Dossier to Competent Authority 2H 2008 On Target Receipt of CE Mark (European Regulatory Approval) 2H 2008 On Target Commencement of US Clinical Trial Q3 2008 On Target First revenue Q3 2008 On Target

Thank You